Exhibit 99.2

For Immediate Release
Company Contact:	Investor Relations Contact:
Grant Williams	Becky Herrick
Chief Financial Officer	Lippert/Heilshorn & Associates
(303) 444-0900 x 2185	(415) 433-3777
gwilliams@noof.com	bherrick@lhai.com

New Frontier Media Announces

2.6 Million Share Repurchase Transaction

—4.6 Million Shares Repurchased Since 2006—

BOULDER, COLORADO, November 14, 2008 — New Frontier Media, Inc. (Nasdaq: NOOF), a leading producer and distributor of branded television networks and on-demand programming, signed after the market closed on November 13, 2008 an agreement to repurchase in a privately negotiated transaction all of the 2.6 million shares of common stock owned by one of its largest shareholders at a price of $1.55 per share. Since 2006, the company has repurchased approximately 4.6 million shares of its common stock and now has approximately 20 million shares outstanding. Between 2006 and 2008, the company also returned approximately $26 million to shareholders in the form of special and quarterly cash dividends.

“New Frontier continually evaluates methods to drive shareholder value — whether in the form of  dividends, buybacks, or strategic acquisitions — while continuing to grow the business,” said Michael Weiner, chief executive officer of New Frontier Media. “Today’s announcement, which is immediately accretive to our results, is emblematic both of our strong balance sheet, as well as our ability to quickly respond to changing market opportunities.”

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leading producer and distributor of branded television networks and on-demand programming. The Company delivers nine full-time transactional adult-themed pay-per-view networks to cable and satellite operators across the United States. These services reach over 179 million network homes. Additionally, the Company is a leading provider of content to video-on-demand platforms on cable and satellite. New Frontier Media is the exclusive distributor of Penthouse branded adult television in the U.S. The Company’s programming originates at New Frontier Media’s state of the art digital broadcast center in Boulder, Colorado. The Company owns thousands of hours of digital content and partners with more than 130 movie studios to bring together a variety of transactional adult entertainment available today.

New Frontier Media’s Film Production segment produces original motion pictures that are distributed in the U.S. on premium movie channels, such as Cinemax® and Showtime®, and internationally on similar services. The Film Production segment also develops and produces exciting original event programming that is widely distributed on satellite and cable pay-per-view. Through the Lightning Entertainment® Group label, this segment also represents the work of a full range of independent U.S. film producers in markets around of the globe.

CAUTIONARY STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes’’, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. Please refer to the Company’s most recent Form 10-K and other periodic reports filed with the Securities and Exchange Commission (“SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.  Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval (EDGAR) system at www.sec.gov.

For more information about New Frontier Media, Inc. contact Grant Williams, Chief Financial Officer, at (303) 444-0900, extension 2185, and please visit our web site at www.noof.com.

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